Elevation Series Trust 485APOS

Exhibit 99.(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form N-1A of The Disciplined Growth Investors Equity Fund of our reports dated February 10, 2025 and March 1, 2024 relating to the financial statements of Navigator Investments, L.P. as of and for the years ended December 31, 2024 and 2023, respectively, and to the references to our firm in the Statement of Additional Information.

/s/ Plante & Moran, PLLC

Chicago, Illinois

December 29, 2025